UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2015

Chevron Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-00368	94-0890210
(State or other jurisdiction of incorporation )	(Commission File Number)	(I.R.S. Employer Identification No.)

6001 Bollinger Canyon Road, San Ramon, CA	94583
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (925) 842-1000

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) As described in the press release that is attached hereto as Exhibit 99.1 and incorporated herein by reference, on March 25, 2015, George L. Kirkland, Vice Chairman and Executive Vice President of Chevron Corporation ("Chevron"), elected to retire, effective June 15, 2015.
(e) On March 25, 2015, the independent Directors of the Board of Directors (“Board”) of Chevron approved a $27,500 increase to the annual base salary of Chevron’s principal executive officer, John S. Watson, Chairman and Chief Executive Officer, resulting in an annual base salary of $1,863,500, and ratified the decision of the Management Compensation Committee of the Board (“Committee”) to increase the annual base salary of Chevron’s principal financial officer, Patricia E. Yarrington, Vice President and Chief Financial Officer, by $9,500, resulting in an annual base salary of $1,059,500. The independent Directors of the Board also ratified the decision of the Committee to increase the annual base salaries of the following executives who were named in the Summary Compensation Table in Chevron’s 2014 Proxy Statement: George L. Kirkland, an increase of $25,000, resulting in an annual base salary of $1,550,000, R. Hewitt Pate, an increase of $24,000, resulting in an annual base salary of $874,000; and Michael K. Wirth, an increase of $15,800, resulting in an annual base salary of $1,085,000. These base salary increases will be effective April 1, 2015.
Item 9.01     Financial Statements and Exhibits.
(d) Exhibits
99.1     Press Release issued March 31, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHEVRON CORPORATION
Dated: March 31, 2015	By	/S/ RICK E. HANSEN
Rick E. Hansen,
Assistant Secretary and Managing Counsel